SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549





                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the



                 Securities Exchange Act of 1934


Date of Report:                         April 30, 1997
(Date of earliest event reported):      (April 28,1997)

Guaranty Bancshares Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana                      0-10929                   72-0933277
(State or other           (Commission File No.)         (IRS Employer
jurisdiction of                                       Identification No.)
Incorporation)

1201 Brashear Avenue, Morgan City, Louisiana          70380
(Address of principal executive offices)            (Zip Code)

(504) 384-2813
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

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Item 5.  Other Events

    Guaranty Bancshares Holding Corporation (the "Company") and its subsidiary Guaranty Bank & Trust Company of Morgan City (the "Bank") will negotiate with MC Bancshares Incorporated ("MC Bancshares") and its subsidiary MC Bank & Trust Co. ("MC Bank") a definitive agreement for the acquisition of the Company and the Bank by MC Bancshares and MC Bank for cash consideration consisting of $7,500,000. A definitive agreement will have to be approved by the boards of both institutions as a condition to completing the transaction and the closing would be subject to regulatory approval, approval by the shareholders of the Company and other conditions.

Item 7.  Exhibits,

     99.  Press release dated April 28, 1997.


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                         SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            GUARANTY BANCSHARES HOLDING
                            CORPORATION
                            (Registrant)

Date: April 30, 1997        By: (Lee A. Ringeman)
                                Name:  Lee A. Ringeman
                                Title: Executive Vice President